UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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☐	Definitive Proxy Statement

☒	Definitive Additional materials

☐	Soliciting Material Pursuant to § 240.14a-12

ANWORTH MORTGAGE ASSET CORPORATION
(Name of Registrant as Specified in Its Charter)

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Anworth Asset Management Corporation (“Anworth”) furnished on May 6, 2014 the supplemental investor presentation filed herewith as definitive additional proxy materials, to each of Institutional Shareholder Services Inc., Glass, Lewis & Co. and Egan Jones. The supplemental investor presentation also is being furnished to, and will be used at certain meetings after the date hereof with, certain stockholders of Anworth in connection with Anworth’s 2014 annual meeting of stockholders to be held on May 22, 2014.

The investor presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to Anworth’s current expectations and are subject to the limitations and qualifications set forth in the investor presentation as well as in Anworth’s other documents filed with the U.S. Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

Supplemental Investor Presentation
May 6, 2014

Key messages – Correcting Western's misleading statements
Anworth’s strong YTD performance is not “primarily attributable” to Western
Western's peer group is self-serving, incorrect and designed to create confusion by conflating Anworth with a non-Agency peer set
Western's ever-changing, haphazard "plan" for Anworth is all over the map, flawed and unlikely to add value and upside for shareholders
Western’s directors have no public mortgage REIT experience, nor does its chosen manager
Western's statements about our stock buyback program, manager compensation and office lease are misleading

Anworth's 2014 performance is not "primarily attributable to Western Investment's activity"

- Anworth's stock has returned 34% YTD, with a 24% performance prior to Western's activity(1)
- In 2014, Anworth has repurchased 10.4 million shares, with ~5 million purchased in April alone
  - Western currently only owns ~5 million shares(2)


34%
21%
~3%
~6%
~4%
YTD total return
Price performance prior to Western filings
Dividends $0.14 per share
Peer price performance post Western filing
ANH stock repurchase and other market factors

(1) Western's primary filing was dated 4/4/14.
(2) As of 4/7/14.

2

Western is using a misleading peer set
In evaluating Anworth's performance over the last decade, Western wants to pretend the mortgage crisis never happened
In evaluating Anworth's performance over the last decade, Western apparently has forgotten the mortgage crisis, in which 19+ mortgage REITs ceased operations
Anworth has substantially outperformed the NAREIT Mortgage REIT index over the last 10 years
- 23% total return for Anworth vs. -13% for the NAREIT Mortgage REIT index(1) over this period
- The NAREIT Mortgage REIT index is comprised primarily of REITs that invest in high-quality residential mortgage assets, as was also the case in 2004
Western dismisses the NAREIT Mortgage REIT index as too diverse in its composition, yet Western’s cherry-picked comparables consist of only four companies: one of which has acquired a significant portfolio of deeply discounted, non Agency MBS and another which was primarily a securitizer of mobile home and commercial loans in 2004; it's quite a stretch to describe these peers as investing in "high-quality" assets over the last 10 years
In fact, there were a number of Mortgage REITs that invested in high-quality residential mortgage assets in 2004
- Thornburg Mortgage (TMA), one of the largest of these peers in 2004, invested in high-quality adjustable-rate mortgages through both securitizations and Agency MBS, as did Anworth; TMA did not survive the mortgage crisis
When taking into account all of the peers that Anworth competed with 10 years ago, Anworth’s performance is at or above median for the past decade
(1) Bloomberg data from 4/25/04 - 4/25/14. 3

Western is using a misleading peer set
In evaluating Anworth's performance over the last decade, Western wants to pretend the mortgage crisis never happened
In evaluating Anworth's performance over the last decade, Western apparently has forgotten the mortgage crisis, in which 19+ mortgage REITs ceased operations
Anworth has substantially outperformed the NAREIT Mortgage REIT index over the last 10 years
- 23% total return for Anworth vs. -13% for the NAREIT Mortgage REIT index(1) over this period
- The NAREIT Mortgage REIT index is comprised primarily of REITs that invest in high-quality residential mortgage assets, as was also the case in 2004
Western dismisses the NAREIT Mortgage REIT index as too diverse in its composition, yet Western’s cherry-picked comparables consist of only four companies: one of which has acquired a significant portfolio of deeply discounted, non Agency MBS and another which was primarily a securitizer of mobile home and commercial loans in 2004; it's quite a stretch to describe these peers as investing in "high-quality" assets over the last 10 years
In fact, there were a number of Mortgage REITs that invested in high-quality residential mortgage assets in 2004
- Thornburg Mortgage (TMA), one of the largest of these peers in 2004, invested in high-quality adjustable-rate mortgages through both securitizations and Agency MBS, as did Anworth; TMA did not survive the mortgage crisis
When taking into account all of the peers that Anworth competed with 10 years ago, Anworth’s performance is at or above median for the past decade
(1) Bloomberg data from 4/25/04 - 4/25/14. 3
Anworth 2004 peer analysis
Public high-quality residential mortgage REITS in 2004
American Home Mortgage Annaly Mortgage Mgmt Bimini Mortgage Capstead Mortgage
Hanover Capital Mortgage HomeBanc Corp Luminent Mortgage Capital
MFA Mortgage MortgageIT Holdings New York Mortgage Trust
Redwood Trust
Sunset Financial Resources Thornburg Mortgage
Adjustable rate REITs
Agency REITs
American Home Mortgage Annaly Mortgage Mgmt Bimini Mortgage Capstead Mortgage Hanover Capital Mortgage Homebanc Corp
Luminent Mortgage Capital MortgageIT Holdings New York Mortgage Trust Redwood Trust Thornburg Mortgage
Annaly Mortgage Mgmt Bimini Mortgage Capstead Mortgage Hanover Capital Mortgage
Luminent Mortgage Capital MFA Mortgage New York Mortgage Trust Sunset Financial Resources
Adjustable rate Agency REITS
Annaly Mortgage Mgmt Bimini Mortgage Capstead Mortgage
Hanover Capital Mortgage Luminent Mortgage Capital New York Mortgage Trust

Anworth has outperformed peers over the past 10 years

Public high-quality residential mortgage REITS in 2004

	10 year total return		10 year total return
ANH	**23%**		
American Home Mortgage	(100%)	MFA Mortgage	164%
Annaly Mortgage Mgmt	98%	MortgageIT Holdings	Acquired
Bimini Mortgage	(98%)	New York Mortgage Trust	(73%)
Capstead Mortgage	147%	Redwood Trust	19%
Hanover Capital Mortgage	Merged	Sunset Financial Resources	Merged
HomeBanc Corp	(100%)	Thornburg Mortgage	(100%)
Luminent Mortgage Capital	(100%)		
		ANH rank vs. peers	5 of 14

Adjustable rate REITs

	10 year total return
ANH	**23%**
American Home Mortgage	(100%)
Annaly Mortgage Mgmt	98%
Bimini Mortgage	(98%)
Capstead Mortgage	147%
Hanover Capital Mortgage	Merged
HomeBanc Corp	(100%)
Luminent Mortgage Capital	(100%)
MortgageIT Holdings	Acquired
New York Mortgage Trust	(73%)
Redwood Trust	19%
Thornburg Mortgage	(100%)
ANH rank vs. peers	4 of 12

Agency REITs

	10 year total return
ANH	**23%**
Annaly Mortgage Mgmt	98%
Bimini Mortgage	(98%)
Capstead Mortgage	147%
Hanover Capital Mortgage	Merged
Luminent Mortgage Capital	(100%)
MFA Mortgage	164%
New York Mortgage Trust	(73%)
Sunset Financial Resources	Merged
ANH rank vs. peers	4 of 9

Adjustable rate Agency REITS

	10 year total return		10 year total return
ANH	**23%**		
Annaly Mortgage Mgmt	98%	Hanover Capital Mortgage	Merged
Bimini Mortgage	(98%)	Luminent Mortgage Capital	(98%)
Capstead Mortgage	147%	New York Mortgage Trust	(73%)
		ANH rank vs. peers	3 of 7

Source: Bloomberg and company filings, from 4/25/04 - 4/25/14.
Note: ANH rank adjusted for abbreviated periods, due to IPOs after 4/25/04 and/or transformative corporate actions before 4/25/14. ANH outperformed in all special cases, except compared to MortgageIT.

5

Western's "plan" for Anworth is all over the map and flawed
Despite Western’s continuously changing “plan” for Anworth, they haven’t proposed any ideas that are likely to add value above the current stock price to shareholders
When Western announced its intent to nominate its own directors, it had no plan for shareholders other than to liquidate their investment
- Western never attempted to engage the company or Board with any long-term value-creating ideas before declaring their intent to seek control of the board with their slate of nominees
- Western’s lack of a plan is perhaps not surprising given they had scarcely been Anworth’s shareholders for 90 days at that time Is Western simply making it up week-to-week as it goes along? Is this because none of Western's nominees have any experience whatsoever as directors, officers or managers of a publicly traded REIT?
Western's Preliminary and Definitive Proxy Statements April 4, 2014
“…best thing that can be done for stockholders is to simply liquidate the REIT”
“…only way to provide fair value at this point is to liquidate the REIT.”
April 25, 2014
“[our] nominees would consider liquidating Anworth”
Western's investor presentation, May 2, 2014
“In the unlikely event there is a liquidation”
“Maximizing long-term value for stockholders preferably by engaging a new manager”
“Open to continuing Anworth's existing relationship with Credit Suisse” “Immediate priority is to evaluate strategic alternatives”
The only concrete part of Western’s current plan is to aggressively buy back stock and hire an investment bank
- Your current directors have already been repurchasing shares significantly since the 3rd quarter of 2013, long before Western’s involvement as a shareholder; this “plan” is no reason to change your Board
- Western’s lack of a price consideration for their buybacks questions whom this plan is intended to benefit: long-term shareholders or those looking for short-term liquidity to sell their holdings?
- The current Board engaged Credit Suisse to identify specific transactions to execute our diversification strategy and to make recommendations regarding potential capital markets transactions

Western's "plan" for Anworth is all over the map and flawed (cont’d)
Western proposes their own directors immediately terminate your current manager and hire an interim manager who has already failed in their attempt to start a Mortgage REIT
In its "plan", Western excludes the cost of terminating your current REIT manager, which Anworth would have to pay
Western’s chosen manager, Fisher Francis Trees & Watts Inc. (FFTW), failed in their attempt to IPO Galiot in 2009; during this period when investors rejected FFTW’s plan, Cypress Sharpridge was able to go public (June 2009), while Anworth raised additional capital from investors through a successful follow-on offering (February 2009)
- Galiot filed an S-11 on March 12, 2008 and withdrew its filing on July 7, 2009
- Galiot disclosed in its S-11 an annual management fee structure that was higher than what Anworth pays its current REIT manager(1)
- FFTW stated in their filing that “…our Manager has no experience operating a REIT” (1)
Other than taking a leap of faith, Western offers no basis for implying that hiring FFTW as a replacement REIT manager would do anything to address the trading discount to book value
(1) Galiot Capital Corporation’s S-11 (amendment 4), filed on 2/6/09. 7

Western's "plan" for Anworth is all over the map and flawed (cont’d)
According to Western’s plan, only after their directors are elected will they attempt to figure out exactly what they might do to add long-term value to shareholders
- None of Western’s nominees have any experience as directors (or even managers) of a mortgage REIT
- Only one of Western’s nominees has any experience as a director of any sort of public investment manager; of note, the mortgage REIT managed by this company became insolvent while he was a director
Absent any other ideas, Western’s fallback plan continues to be liquidation of your company
- Based on recent filings, Western continues to significantly underestimate the time and cost involved in liquidating your company
- Independent analysts agree:
“As we have written about in the past, we think actual mortgage REIT liquidation is not as easily achievable as it sounds on the surface so we don’t think this will be a viable option when the stock trades at 90% of book value.” -FBR & Co., 4/30/14
- Given the legal and administrative hurdles, it could be years before cumulative shareholder distributions even equal today’s share price, let alone any uncertain additional value to shareholders

Correcting Western's additional misleading statements
Long history of Western states, “Until threatened with a proxy contest, failed to aggressively repurchase shares.” (1) share
The fact is Anworth has been repurchasing stock since 2005, and has been aggressively repurchasing repurchases shares well before Western’s filing
Management Western states, “Internal management is widely considered to be the preferred structure for stockholders.” (1) agreement and compensation
94% of the shareholders that voted approved the externalization of the manager
- Western’s focus on the percentage of total shareholders, including those who did not vote, is highly misleading Anworth has averaged almost 90% approval on SOP votes, and the company has not received any criticism on the amount of compensation from ISS, Glass Lewis or any investors in the past
Related party Western states, “In February 2012, Anworth signed a new sublease for …a significant amount of space for transactions an externally managed REIT, at a cost of approximately $500,000 per year, from a company owned by a trust controlled by Lloyd McAdams…and Heather Baines, Anworth’s Executive Vice President. The same person serves as the compliance officer of Anworth and the sublessor.” (1)
Pacific Income Advisers, Inc. (PIA) rents office space for its business which is unrelated to Anworth Key Anworth employees work for PIA
Anworth’s audit committee and independent directors determined that sub-leasing office space at cost from PIA would be more operationally efficient for Anworth portfolio managers and would not require Anworth to hire additional office administration and IT personnel at a different location
(1) Western Investment LLC’s presentation, filed on 5/2/14. 9